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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements (Nos. 333-139476 and 333-152929) on Form S-8 of our report dated March 31, 2009, relating to the 2008 consolidated financial statements (before retrospective adjustments to the financial statements) of Heelys, Inc. and subsidiaries (not presented herein) (which report expresses an unqualified opinion and includes an explanatory paragraph referring to not being engaged to audit the retrospective adjustments) appearing in this Annual Report on Form 10-K of Heelys, Inc. and Subsidiaries for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Dallas, Texas
March 12, 2010

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM